SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 28, 2003

infoUSA INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	0-19598 (COMMISSION FILE NUMBER)	47-0751545 (I.R.S. EMPLOYER IDENTIFICATION NO.)

5711 SOUTH 86TH CIRCLE, OMAHA, NEBRASKA 68127
(Address of principal executive offices) (Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (402)593-4500

NOT APPLICABLE
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
Index to Exhibits
EX-2.1 Merger Agreement
EX-99.1 New Release - Closing of Merger Agreement

     ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On February 28, 2003, infoUSA Inc., a Delaware corporation (the “Registrant”), entered into a Merger Agreement by and among Corporate T, Inc., a Delaware corporation and a wholly-owned subsidiary of the Registrant (“Corporate T”), CMGI, Inc., a Delaware corporation (“CMGI”), as the owner and registered holder of all of the issued and outstanding capital stock of Yesmail, Inc., a Delaware corporation (“Yesmail”), to acquire all the issued and outstanding capital stock of Yesmail in accordance with the terms specified within the Merger Agreement.

     ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired.

The financial statements of the business acquired are not being filed with this Report. Such financial statements, if required, will be filed within 60 days after the date this Report must be filed with the Securities and Exchange Commission (the “Commission”).

(b)	Pro Forma Financial Information

The financial statements of the business acquired are not being filed with this Report. Such financial statements, if required, will be filed within 60 days after the date this Report must be filed with the Securities and Exchange Commission (the “Commission”).

(c)	Exhibits

2.1 Merger Agreement dated as of February 28, 2003, by and among infoUSA Inc., Corporate T, Inc., CMGI, Inc. and Yesmail, Inc.

99.1 News release dated March 3, 2003, relating to the closing of the Merger Agreement by and among infoUSA Inc., Corporate T, Inc., CMGI, Inc. and Yesmail, Inc. which took place on February 28, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfoUSA Inc.

Date: March 14, 2003	/s/ Stormy L. Dean Stormy L. Dean, Chief Financial Officer (principal financial officer)

Index to Exhibits

Exhibit
Number	Description

2.1	Merger Agreement dated as of February 28, 2003, by and among infoUSA Inc., Corporate T, Inc., CMGI, Inc. and Yesmail, Inc.

99.1	News release dated March 3, 2003, relating to the closing of the Merger Agreement by and among infoUSA Inc., Corporate T, Inc., CMGI, Inc. and Yesmail, Inc. which took place on February 28, 2003.